Exhibit 1.1

Execution Version

THERMO FISHER SCIENTIFIC (FINANCE I) B.V.,

as Issuer

THERMO FISHER SCIENTIFIC INC.,

as Parent Guarantor

€1,000,000,000
Floating Rate Senior Notes due 2027
€1,100,000,000
3.628% Senior Notes due 2035

UNDERWRITING AGREEMENT

November 24, 2025

Barclays Bank PLC
BNP PARIBAS
HSBC Continental Europe
Morgan Stanley & Co. International plc

Underwriting Agreement

BARCLAYS BANK PLC
BNP PARIBAS
HSBC CONTINENTAL EUROPE
MORGAN STANLEY & CO. INTERNATIONAL PLC
As Lead Managers of the several Underwriters named in Schedule A hereto

c/o BARCLAYS BANK PLC
1 Churchill Place
London E14 5HP
United Kingdom

c/o BNP PARIBAS
16, boulevard des Italiens
75009 Paris
France

c/o HSBC CONTINENTAL EUROPE
38, avenue Kléber
75116 Paris
France

c/o MORGAN STANLEY & CO. INTERNATIONAL PLC
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Ladies and Gentlemen:

Introductory.  Thermo Fisher Scientific (Finance I) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, with its corporate seat (statutaire zetel) in Breda, The Netherlands (the “Issuer”) and an indirect, wholly-owned subsidiary of Thermo Fisher Scientific Inc., a Delaware corporation (the “Parent Guarantor”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule A of €1,000,000,000 aggregate principal amount of the Issuer’s Floating Rate Senior Notes due 2027 (the “Floating Rate Notes”), and €1,100,000,000 aggregate principal amount of the Issuer’s 3.628% Senior Notes due 2035 (the “2035 Notes” and, together with the Floating Rate Notes, the “Notes”). Barclays Bank PLC, BNP PARIBAS, HSBC Continental Europe and Morgan Stanley & Co. International plc have agreed to act as lead managers of the several Underwriters (in such capacity, the “Lead Managers”) in connection with the offering and sale of the Securities (as defined below).

The Floating Rate Notes and the 2035 Notes will be issued as separate series of senior debt securities pursuant to an indenture, dated as of August 9, 2016 (the “Base Indenture”), among the Issuer, the Parent Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a fifth supplemental indenture (the “Supplemental Indenture”), to be dated as of December 1, 2025, among the Issuer, the Parent Guarantor and the Trustee, to the Base Indenture (together with the Base Indenture, the “Indenture”).  Pursuant to the Indenture, the Parent Guarantor has agreed to irrevocably and unconditionally guarantee on a senior basis (the “Guarantees” and, together with the Notes, the “Securities”), to each holder of Notes, (i) the full and prompt payment of the principal of and any premium, if any, on any Notes when and as the same shall become due, whether at the maturity thereof, by acceleration, redemption or otherwise and (ii) the full and prompt payment of any interest on any Notes when and as the same shall become due and payable.

The Parent Guarantor has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-285159), which contains a base prospectus, dated February 24, 2025 (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities of the Issuer, including the Notes, guarantees of the Parent Guarantor, including the Guarantees, and other securities of the Parent Guarantor, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, the documents incorporated by reference therein and any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto.  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 1:55 p.m. (New York City time) on November 24, 2025 (the “Initial Sale Time”).  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

Each series of the Notes will be issued in book-entry form and registered in the name of a common depositary or its nominee (in either case, located outside the United States) on behalf of Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”).  The Notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Each of the Parent Guarantor and the Issuer hereby confirms its agreements with the several Underwriters as follows:

Section 1. Representations and Warranties

Each of the Parent Guarantor and the Issuer, jointly and severally, hereby represents, warrants and covenants to each of the Underwriters as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a)          Compliance with Registration Requirements.  Each of the Parent Guarantor and the Issuer meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Parent Guarantor or the Issuer, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with any Underwriter Information (as defined in Section 8(b)).

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b)          Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, dated November 24, 2025, filed with the Commission on November 24, 2025, (ii) the issuer free writing prospectuses, as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I(a) hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with any Underwriter Information.

c)          Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d)          Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Parent Guarantor or Issuer or any person acting on either the Parent Guarantor’s or the Issuer’s behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Parent Guarantor was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; neither the Parent Guarantor nor the Issuer has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and neither the Parent Guarantor nor the Issuer has otherwise ceased to be eligible to use the automatic shelf registration statement form.

e)          Ineligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Parent Guarantor nor the Issuer was or is an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that either the Parent Guarantor or the Issuer be considered an Ineligible Issuer.

f)          Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Parent Guarantor or the Issuer notified or notifies the Lead Managers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Parent Guarantor or the Issuer has promptly notified or will promptly notify the Lead Managers and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

g)          Distribution of Offering Material By the Parent Guarantor and the Issuer.  Neither the Parent Guarantor nor the Issuer has distributed, or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Lead Managers and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Lead Managers and listed on Annex II hereto (collectively, “Additional Written Communication”).  Each such Additional Written Communication and each such Issuer Free Writing Prospectus, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from each such Additional Written Communication and each such Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

h)          No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i)          [Reserved.]

j)          The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Parent Guarantor and the Issuer.

k)          Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act; the Base Indenture has been duly authorized, executed and delivered by the Parent Guarantor and the Issuer and constitutes a valid and binding agreement of the Parent Guarantor and the Issuer, enforceable against the Parent Guarantor and the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Supplemental Indenture has been duly authorized by each of the Parent Guarantor and the Issuer and, when executed and delivered by the Parent Guarantor, the Issuer and the Trustee, will constitute a valid and binding agreement of the Parent Guarantor and the Issuer, enforceable against each of the Parent Guarantor and the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

l)           Authorization of the Notes.  The Notes to be purchased by the Underwriters from the Issuer have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and, at the Closing Date, will be in the forms contemplated by the Indenture and will have been duly executed by the Issuer and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

m)          Authorization of Guarantees.  The Guarantees are in the forms contemplated by the Indenture and has been duly authorized for issuance by the Parent Guarantor pursuant to this Agreement and the Indenture and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and the Guarantees are executed and delivered in accordance with the provisions of the Indenture, the Guarantees will constitute the valid and binding obligations of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

n)          Description of the Securities and the Indenture.  The Securities and the Indenture conform or will conform, as the case may be, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

o)          No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Parent Guarantor nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than any such loss or interference that would not reasonably be expected to result in a Material Adverse Change (as defined below); and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Parent Guarantor and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

p)          Independent Accountants.  PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Parent Guarantor’s audited financial statements for the fiscal years ended December 31, 2022, 2023 and 2024 incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Parent Guarantor as required by the Exchange Act and are an independent public accounting firm registered with the Public Company Accounting Oversight Board.

q)          Preparation of the Financial Statements.  The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Parent Guarantor and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations and consolidated cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as described in the related notes thereto.  The other historical financial information included in the Disclosure Package and the Prospectus has been derived from the accounting records of the Parent Guarantor and its consolidated subsidiaries or from other records of the Parent Guarantor or from third parties that the Parent Guarantor believes are reliable and presents fairly the information shown thereby.

r)          Incorporation and Good Standing of Issuer. The Issuer has been duly incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands, with corporate power to own or lease, as the case may be, and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

s)           Incorporation and Good Standing of the Parent Guarantor and its Subsidiaries. Each of the Parent Guarantor and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, except in the case of the Significant Subsidiaries, where such failure to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and each has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Parent Guarantor, to enter into and perform its obligations under this Agreement. Each of the Parent Guarantor and each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company, partnership or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  All of the issued and outstanding shares of capital stock or other equity interests of the Issuer and each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Parent Guarantor, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise disclosed in or contemplated by the Disclosure Package and the Prospectus).  The Parent Guarantor does not have any material subsidiary not listed on Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2024 that would be required to be so listed if such Annual Report on Form 10-K were filed on the date of this Agreement.

t)          Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Parent Guarantor is as set forth in the Parent Guarantor’s Quarterly Report on Form 10-Q filed on October 31, 2025, which is incorporated by reference into the Disclosure Package and the Prospectus (other than, with respect to issued and outstanding capital stock, share repurchases by the Parent Guarantor and subsequent issuances of capital stock, if any, pursuant to equity incentive plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or other equity awards or conversion of convertible debentures described in the Disclosure Package and the Prospectus, as the case may be, and except for other immaterial variances).

u)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  (i) None of the Parent Guarantor, the Issuer or any of the Significant Subsidiaries is in violation of its charter, by-laws or similar organizational documents, (ii) neither the Parent Guarantor nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries is subject (each, an “Existing Instrument”) and (iii) neither the Parent Guarantor nor any of its subsidiaries is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Parent Guarantor or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  The Parent Guarantor’s and the Issuer’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate or limited liability company action and will not result in any violation of the articles of incorporation, charter or by-laws or other organizational documents of the Parent Guarantor or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent Guarantor or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Parent Guarantor or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Parent Guarantor or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and would not prevent the Parent Guarantor or the Issuer from performing its obligations under this Agreement and from consummating the transactions contemplated hereby.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Parent Guarantor’s or the Issuer’s execution, delivery and performance of this Agreement and the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as may be required by the securities laws of foreign jurisdictions or have been obtained or made by the Parent Guarantor or the Issuer and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”).  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Parent Guarantor or the Issuer, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent Guarantor or any of its subsidiaries.

v)          No Material Actions or Proceedings.  Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Parent Guarantor’s or the Issuer’s knowledge, threatened (i) against or affecting the Parent Guarantor or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Parent Guarantor or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Parent Guarantor or its subsidiaries, in each case, where any such action, suit or proceeding, if determined adversely, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

w)          Labor Matters.  No labor disturbance by or imminent dispute with employees of the Parent Guarantor or any of its subsidiaries exists or, to the knowledge of the Parent Guarantor or the Issuer, is contemplated or threatened, except any such disturbances or disputes that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

x)          Intellectual Property Rights.  Except as set forth in the Disclosure Package and the Prospectus, to the Parent Guarantor’s or the Issuer’s knowledge, (i) the Parent Guarantor and its subsidiaries own, possess or can acquire on reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses as described in the Disclosure Package and the Prospectus, except any such failures to own or possess the right to use such Intellectual Property Rights that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) the conduct of their respective businesses does not conflict in any material respect with any Intellectual Property Rights of others, except any such conflicts that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) the Parent Guarantor and its subsidiaries have not received any actual notice of any claim of infringement of or conflict with the asserted Intellectual Property Rights of others, except any such claims that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

y)          All Necessary Permits, etc.  The Parent Guarantor, the Issuer and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and none of the Parent Guarantor, the Issuer or any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

z)          Title to Properties.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Parent Guarantor and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the Parent Guarantor and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that do not materially interfere with the use made and proposed to be made of such property by the Parent Guarantor and its subsidiaries or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

aa)        Tax Law Compliance.  The Parent Guarantor and its subsidiaries have filed all tax returns material to the Parent Guarantor and its subsidiaries, taken as a whole, required to be filed through the date hereof and paid all taxes shown as due thereon, except for taxes being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; and, except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency material to the Parent Guarantor and its subsidiaries, taken as a whole, that has been, or would reasonably be expected to be, asserted against the Parent Guarantor or any of its subsidiaries or any of their respective properties or assets.

bb)        Neither the Parent Guarantor nor the Issuer is an “Investment Company.”  Neither the Parent Guarantor nor the Issuer is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

cc)        Insurance.  The Parent Guarantor and its subsidiaries, taken as a whole, carry, or are entitled to the benefits of, insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are customary for companies engaged in similar businesses in similar industries as the Parent Guarantor and its subsidiaries.

dd)        No Price Stabilisation or Manipulation.  Neither the Parent Guarantor nor the Issuer has taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilisation or manipulation of the price of the Securities.

ee)        Local Qualification. It is not necessary under the laws of The Netherlands (i) to enable any holder of Notes to enforce their respective rights under the Indenture, the Notes or the Guarantee, provided that they are not otherwise engaged in business in The Netherlands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, the Indenture or the offering or sale of the Securities, for any holder of Notes or the Parent Guarantor or the Issuer to be licensed, qualified or entitled to carry out business in The Netherlands.

ff)         Form of Transaction Documents.  This Agreement, the Indenture, the Notes and any other documents or instruments to be furnished hereunder or thereunder are in proper form under the laws of The Netherlands for the enforcement thereof against the Parent Guarantor or the Issuer (as applicable), and to ensure the legality, validity, enforceability or admissibility into evidence in The Netherlands of each such document or instrument, it is not necessary that any such document or instrument to be furnished hereunder or thereunder be filed or recorded with any court or other authority in The Netherlands.

gg)        Residency of Issuer.  The Issuer is a resident solely of The Netherlands for tax purposes.

hh)        Submission to Jurisdiction; Agent for Service of Process. The Issuer has the power to submit, and pursuant to Section 19 of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19 of this Agreement), and has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

ii)          Immunity from Jurisdiction. Neither the Issuer nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of The Netherlands.

jj)          No Unlawful Contributions or Other Payments.  (i) Each of the Parent Guarantor and its subsidiaries and, to the knowledge of the Parent Guarantor and the Issuer, all directors, officers, agents, employees or other persons associated with or acting on behalf of the Parent Guarantor or any of its subsidiaries, comply and have complied with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Bribery Act 2010, as amended, of the United Kingdom (the “UK Bribery Act”), including without limitation, by not making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, to any foreign or domestic government official or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the UK Bribery Act, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) the Parent Guarantor and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with the FCPA and the UK Bribery Act.

kk)        No Conflict with Money Laundering Laws.  The operations of the Parent Guarantor and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Parent Guarantor’s or the Issuer’s knowledge, threatened.

ll)          No Conflict with OFAC Laws.  Neither the Parent Guarantor, nor any of its subsidiaries nor, to the Parent Guarantor’s or the Issuer’s knowledge, any director, officer, agent, employee or affiliate of the Parent Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any equivalent sanctions or measures imposed by the United Nations Security Council, the European Union or the United Kingdom (collectively, the “Sanctions”), nor, to either the Parent Guarantor’s or the Issuer’s knowledge after due inquiry, is the Parent Guarantor or any of its subsidiaries operating in a country or territory that is the subject of Sanctions where such operations are in violation of such Sanctions; and neither the Parent Guarantor nor the Issuer will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, who, to the Parent Guarantor’s or the Issuer’s knowledge after due inquiry, is, at the time of such financing, subject to any Sanctions. The Parent Guarantor and its subsidiaries have instituted and maintain policies and procedures that are designed and administered to provide reasonable assurance that the Parent Guarantor and its subsidiaries are in compliance with rules, regulations and procedures promulgated by OFAC and U.S. sanctions administered by OFAC. It is acknowledged and agreed that the agreement in this Section 1(ll) is only sought and given to the extent that to do so would not be unenforceable by or in respect of that person by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996, as amended (or any law or regulation implementing such Regulation in any member state of the European Union), (ii) Council Regulation (EC) No 2271/96 as it forms part of domestic law in the United Kingdom (or any law or regulation implementing such Regulation in the United Kingdom) or (iii) with regard to Deutsche Bank Aktiengesellschaft or SMBC Bank EU AG, Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV)), and Sections 5 and 13, shall be construed accordingly.

mm)      Compliance with Environmental Laws.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Parent Guarantor and its subsidiaries (i) are and have been in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received actual notice of, and are not aware of any reasonable basis for, any actual or potential liability or obligations concerning the presence, investigation, remediation, disposal or release of, or exposure to, hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

nn)        Sarbanes-Oxley Compliance.  There is, and has been, no failure on the part of either the Parent Guarantor or the Issuer or, to the Parent Guarantor’s or the Issuer’s knowledge, any of the Parent Guarantor’s or the Issuer’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

oo)        Internal Controls and Procedures.  The Parent Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

pp)        No Material Weakness in Internal Controls.  Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Parent Guarantor’s most recent audited fiscal year, there has been (i) no material weakness in the Parent Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Parent Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent Guarantor’s internal control over financial reporting.

qq)        Accuracy of Exhibits.  There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

rr)         Cybersecurity.  (A) To the Parent Guarantor’s or the Issuer’s knowledge, there has been no security breach, unauthorized access or disclosure, or other compromise relating to the Parent Guarantor’s and its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including, as applicable, the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Parent Guarantor and its subsidiaries, and any such data processed or stored by third parties on behalf of the Parent Guarantor and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) neither the Parent Guarantor nor any of its subsidiaries has been notified of, and none of them has any knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (C) the Parent Guarantor and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.  The Parent Guarantor and its subsidiaries are presently in material compliance with (i) all applicable laws or statutes and any judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority applicable to the Parent Guarantor or its subsidiaries (ii) all of the Parent Guarantor’s and its subsidiaries internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

ss)         Public Announcements. The Issuer will not knowingly make any public announcement relating to the issue of the Notes that is inconsistent with the stabilisation disclosure published by the Stabilising Manager pursuant to Article 5 of Regulation (EU) 596/2014, as amended, and Regulation (EU) 1052/2016, as amended, and will co-operate with the Stabilising Manager in respect of any required stabilisation disclosures.

Any certificate signed by a member of the Board of Directors or an officer of the Parent Guarantor or the Issuer and delivered to the Lead Managers or to counsel for the Underwriters in connection with the consummation of the transactions contemplated by this Agreement shall be deemed to be a representation and warranty by the Parent Guarantor or the Issuer, as the case may be, to the Underwriters as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Securities.

a)  The Securities.  The Issuer agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuer the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 99.800% of the principal amount of the Floating Rate Notes and 99.600% of the principal amount of the 2035 Notes, payable on the Closing Date.

b)  The Closing Date.  Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the New York offices of Sidley Austin LLP, counsel for the Underwriters (or such other place as may be mutually agreed to by the Parent Guarantor, the Issuer and the Lead Managers) at 9:00 a.m., London time, on December 1, 2025, or such other time and date as may be mutually agreed to by the Parent Guarantor, the Issuer and the Underwriters (the time and date of such closing are called the “Closing Date”).

c)  Public Offering of the Securities.  The Lead Managers hereby advise the Parent Guarantor and the Issuer that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Lead Managers, in their sole judgment, have determined is advisable and practicable.

It is understood that the Lead Managers have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase.  The Lead Managers may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Lead Managers by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

d)  Payment for the Securities.  Subject to Section 2 e) and Section 2 f) below, against delivery of the duly executed and authenticated Notes, payment for the Securities shall be made on the Closing Date by wire transfer in immediately available funds, with any transfer taxes payable in connection with the sale of the Securities duly paid, without duplication, by the Issuer and the Parent Guarantor.

e)  Delivery of the Securities.  Subject to Section 2 f) below, the Parent Guarantor and the Issuer shall deliver, or cause to be delivered, the Notes on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Notes shall be in such denominations and registered in such names and denominations as the Lead Managers shall have requested at least two full business days prior to the Closing Date.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Lead Managers.  As used herein, the term “business day” shall mean any day, other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York, New York or London, England are authorized by law, regulation or executive order to close or (iii) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (T2) System, or any successor or replacement thereto, is not operating credit or transfer instructions in respect of payments in euro.

f)  Settlement.  Morgan Stanley & Co. International plc or such other Lead Manager as the Lead Managers may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities represented by one or more global notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Issuer as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Securities represented by one or more global notes shall be held to the order of the Issuer as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account will be held on behalf of the Issuer until such time as they are transferred to the Issuer’s order. The Settlement Bank undertakes that the net subscription monies for the Securities will be transferred to the Issuer’s order promptly following receipt of such monies in the Commissionaire Account. The Issuer acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgium and/or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

Section 3. Covenants.

Each of the Parent Guarantor and the Issuer further covenants and agrees, jointly and severally, with each Underwriter as follows:

a)  Compliance with Securities Regulations and Commission Requests.  The Parent Guarantor and the Issuer, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Lead Managers, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Parent Guarantor and the Issuer will promptly effect the filings necessary pursuant to Rule 424 of the Securities Act and will take such steps as they deem necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 of the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  Each of the Parent Guarantor and the Issuer will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b)  Filing of Amendments.  During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by the Underwriters or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), each of the Parent Guarantor and the Issuer will give the Lead Managers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Lead Managers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Managers or counsel for the Underwriters shall reasonably object.

c)  Delivery of Registration Statement.  The Parent Guarantor and the Issuer have furnished or will deliver, upon request, to the Lead Managers or counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement, as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d)  Delivery of Prospectuses.  The Parent Guarantor and the Issuer will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and each of the Parent Guarantor and the Issuer hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Parent Guarantor and the Issuer will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e)  Continued Compliance with Securities Laws.  The Parent Guarantor and the Issuer will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Parent Guarantor and the Issuer, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Parent Guarantor and the Issuer each agrees to (i) notify the Lead Managers of any such event, development or condition and (ii) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Parent Guarantor and the Issuer will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f)  Blue Sky Compliance.  The Parent Guarantor and the Issuer shall each cooperate with the Lead Managers and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Lead Managers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Neither the Parent Guarantor nor the Issuer shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business.  The Parent Guarantor and the Issuer will advise the Lead Managers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Parent Guarantor and the Issuer shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g)  Use of Proceeds.  The Issuer will apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

h)  Clearance and Settlement.  The Parent Guarantor and the Issuer will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

i)  Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Parent Guarantor and the Issuer shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

j)  Tax Indemnity.  The Parent Guarantor and the Issuer will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar tax, including any interest and penalties, on the creation, issue and sale of the Securities by the Issuer to the Underwriters and on the execution and delivery of this Agreement.  All indemnity payments to be made by the Parent Guarantor or the Issuer hereunder in respect of this Section 3(j) shall be made without withholding or deduction for or on account of any present or future taxes, duties or charges.  The Parent Guarantor or the Issuer shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.  The indemnity obligations set forth in this Section 3(j) shall be exclusive of, and in addition to, the obligations of indemnity and contribution set forth in Section 8 of this Agreement and any other obligation of the Parent Guarantor or the Issuer to pay any sum or amount set forth in this Agreement.

k)  Agreement Not to Offer or Sell Additional Securities.  During the period commencing on the date hereof and ending on the Closing Date, neither the Issuer nor the Parent Guarantor will, without the prior written consent of the Lead Managers (which consent may be withheld at the sole discretion of the Lead Managers), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Parent Guarantor or the Issuer similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

l)  Final Term Sheet.  The Issuer will prepare a final term sheet containing only a description of the Securities, in the form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheet”).  The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

m)  Permitted Free Writing Prospectuses.  Each of the Parent Guarantor and the Issuer represent that it has not made, and agrees that, unless it obtains the prior written consent of the Lead Managers, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by either the Parent Guarantor or the Issuer  with the Commission or retained by either the Parent Guarantor or the Issuer under Rule 433 of the Securities Act; provided that the prior written consent of the Lead Managers shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Annex I to this Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Lead Managers is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Parent Guarantor and the Issuer agrees that it (i) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Each of the Parent Guarantor and the Issuer consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Issuer contemplated in Section 3(l).

n)  Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time during the Prospectus Delivery Period, the Parent Guarantor or the Issuer  receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Parent Guarantor and the Issuer will (i) promptly notify the Lead Managers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Lead Managers, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Lead Managers of such effectiveness.  The Parent Guarantor and the Issuer will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) of the Securities Act notice or for which the Parent Guarantor or the Issuer has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

o)  Filing Fees.  Each of the Parent Guarantor and the Issuer agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

p)  No Manipulation of Price.  Neither the Parent Guarantor nor the Issuer will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilisation or manipulation of the price of the Securities.

q)  Listing.  An application will be made to list the Notes by or on behalf of the Issuer on the NYSE and for the Notes to be listed for trading on the NYSE upon issuance of the Securities or as promptly as practicable after the date thereafter and, upon such listing, will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the Securities are outstanding.

r)  Stabilisation.  In connection with the issuance of the Securities, the Parent Guarantor and the Issuer hereby authorize Morgan Stanley & Co. International plc (in this capacity, the “Stabilising Manager”) (or any person acting on behalf of the Stabilising Manager) to (i) over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilising Manager shall act as principal and not as agent of the Issuer and any loss resulting from over-allotment and stabilisation will be borne, and any profit arising therefrom shall beneficially retained, by the Stabilising Manager, and the Stabilising Manager acknowledges that the Issuer has not authorized the issue of the Floating Rate Notes in principal amount exceeding €1,000,000,000 or the 2035 Notes in principal amount exceeding €1,100,000,000 and (ii) be appointed as the central point responsible for adequate public disclosure regarding stabilisation of the information required in relation to such stabilisation by any applicable law or regulation and handling any competent authority requests, in each case, in accordance with Article 6(5) of the Buy-Back and Stabilisation Regulation. For purposes of this Agreement, “Buy-Back and Stabilisation Regulation” means Commission Delegated Regulation EU 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilisation measures.

The Lead Managers, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Parent Guarantor or the Issuer of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses.  Each of the Parent Guarantor and the Issuer agrees, jointly and severally, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iii) all fees and expenses of the Parent Guarantor’s and the Issuer’s counsel, independent public or certified public accountants and other advisors to the Parent Guarantor and the Issuer, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, any Additional Written Communication, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement, the Indenture and the listing of the Notes on the NYSE, (v) all filing fees, attorneys’ fees and expenses incurred by the Parent Guarantor, the Issuer or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if reasonably requested by the Lead Managers, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee and the paying agent for the Notes, including the reasonable fees and disbursements of counsel for the Trustee and the paying agent for the Notes in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Parent Guarantor and the Issuer in connection with approval of the Securities by Euroclear and Clearstream for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section.  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

Section 5. Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Parent Guarantor and the Issuer set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by each of the Parent Guarantor and the Issuer of its covenants and other obligations hereunder, and to each of the following additional conditions:

a)  Effectiveness of Registration Statement.  The Registration Statement shall remain effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters, and neither the Parent Guarantor nor the Issuer shall have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.  The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

b)  Accountants’ Comfort Letter.  On the date hereof, the Lead Managers shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Parent Guarantor, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Managers with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

c)  Bring-down Comfort Letter.  On the Closing Date, the Lead Managers shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Parent Guarantor, a letter dated such date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 5(b), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d)  No Material Adverse Change.  For the period from and after the date of this Agreement and prior to the Closing Date (i) in the judgment of the Lead Managers there shall not have occurred any Material Adverse Change and (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 5(c) which is, in the sole judgment of the Lead Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus.

e) No Ratings Agency Change. As of the Closing Date, (i) the ratings and outlook accorded the Notes by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, a division of S&P Global, Inc. (“S&P”) and Fitch Ratings, Inc. (“Fitch”) shall not be lower than A2 (with a stable outlook) by Moody’s, A- (with a stable outlook) by S&P and A- (with a stable outlook) by Fitch and (ii) none of Moody’s, S&P or Fitch shall have given notice of or publicly announced (A) any intended or potential downgrading of any such rating or outlook or (B) any review for a possible change in any such rating or outlook that does not indicate the direction of the possible change.

f)  Opinion of Counsel for the Parent Guarantor and the Issuer.  On the Closing Date, the Lead Managers shall have received the favorable opinion, dated as of such Closing Date, of (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Parent Guarantor and the Issuer, the form of which is attached as Exhibit A-1, (ii) Thomas B. Shropshire, Senior Vice President and General Counsel of the Parent Guarantor, the form of which is attached as Exhibit A-2 and (iii) Linklaters LLP, Dutch counsel for the Parent Guarantor and the Issuer, the form of which is attached as Exhibit A-3.

g)  Opinion of Counsel for the Underwriters.  On the Closing Date, the Lead Managers shall have received the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Lead Managers.

h)  [Reserved.]

i) Officers’ Certificate.  On the Closing Date, the Lead Managers shall have received (x) a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of the Parent Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Parent Guarantor and (y) a written certificate executed by a member of the Board of Directors or an executive officer of the Issuer, in each case, dated as of such Closing Date, to the effect that:

(i)  neither the Parent Guarantor nor the Issuer, as applicable, has received from the Commission a stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii)  neither the Parent Guarantor nor the Issuer, as applicable, has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)  to their knowledge, after due inquiry, the representations, warranties and covenants of the Parent Guarantor and the Issuer, as applicable, set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) each of the Parent Guarantor and the Issuer, as applicable, has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

j)  [Reserved.]

k)  Additional Documents.  On or before the Closing Date, the Lead Managers and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

l)  Listing.  On or before the Closing Date, an application for the listing of the Notes shall have been submitted with the NYSE.

m)  Clearance and Settlement.  On or before the Closing Date, the Securities will be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Lead Managers by notice to either the Parent Guarantor or the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 13, 17, 18, 19, 20, 22, 23 and 24 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Lead Managers pursuant to Section 5 or 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of either the Parent Guarantor or the Issuer to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Parent Guarantor and the Issuer agree, jointly and severally, to reimburse the Lead Managers and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Lead Managers and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Effectiveness of this Agreement.  This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 8. Indemnification.

(a)  Indemnification of the Underwriters.  Each of the Parent Guarantor and the Issuer agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Parent Guarantor or the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in each Additional Written Communication, each Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent, affiliate and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Lead Managers) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent, affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Parent Guarantor and the Issuer by any Underwriter through the Lead Managers expressly for use in the Registration Statement, any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Lead Managers consists of the information described as such in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Parent Guarantor and the Issuer may otherwise have.

(b)  Indemnification of the Parent Guarantor and the Issuer.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Parent Guarantor and the Issuer, each of its respective directors, each of its respective officers who signed the Registration Statement and each person, if any, who controls the Parent Guarantor or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Parent Guarantor, the Issuer or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in each Additional Written Communication, each Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Parent Guarantor and the Issuer by such Underwriter through the Lead Managers expressly for use therein; and to reimburse each of the Parent Guarantor, the Issuer, and any such director, officer or controlling person for any legal and other expense reasonably incurred by the Parent Guarantor, the Issuer, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Parent Guarantor and the Issuer hereby acknowledge that the only information furnished to the Parent Guarantor and the Issuer by the Underwriters through the Lead Managers expressly for use in the Registration Statement, any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the sixth, tenth and eleventh paragraphs under “Underwriting” in the Preliminary Prospectus and in the Prospectus (the “Underwriter Information”).  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party of notice of the commencement of any action under Section 8(a) or Section 8(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless:  (i) the employment of such counsel has been expressly authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Lead Managers and that all such reasonable fees and expenses shall be reimbursed as they are incurred).  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9. Contribution.  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Parent Guarantor and the Issuer, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Parent Guarantor and the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Parent Guarantor and the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Parent Guarantor and the Issuer, and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Parent Guarantor and the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Parent Guarantor or the Issuer, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Parent Guarantor, the Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer, employee, agent and affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of either the Parent Guarantor or the Issuer, each officer of either the Parent Guarantor or the Issuer who signed the Registration Statement, and each person, if any, who controls either the Parent Guarantor or the Issuer with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Parent Guarantor or the Issuer.

Section 10. Default of One or More of the Several Underwriters.  If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Lead Managers with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, and arrangements satisfactory to the Lead Managers and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9, 13, 17, 18, 19, 20, 22, 23 and 24 shall at all times be effective and shall survive such termination.  In any such case, either the Lead Managers or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Lead Managers by notice given to the Parent Guarantor or the Issuer if at any time (i) trading or quotation in any of the Parent Guarantor’s or the Issuer’s securities shall have been suspended or limited by the Commission or the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York or European authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States or members of the European Union, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Lead Managers is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Lead Managers there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Euroclear or Clearstream systems in Europe.  Any termination pursuant to this Section 11 shall be without liability of any party to any other party, except as provided in Sections 4 and 6 hereof, and provided that Sections 4, 6, 8, 9, 13, 17, 18, 19, 20, 22, 23 and 24 shall survive such termination and remain in full force and effect.

Section 12. No Fiduciary Duty.  Each of the Parent Guarantor and the Issuer acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Parent Guarantor and the Issuer, on the one hand, and the several Underwriters, on the other hand, and each of the Parent Guarantor and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of either the Parent Guarantor, the Issuer or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of either the Parent Guarantor or the Issuer with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either the Parent Guarantor or the Issuer on other matters) and no Underwriter has any obligation to either the Parent Guarantor or the Issuer with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Guarantor and the Issuer and that several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Parent Guarantor and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (vi) any review by the Underwriters of the Parent Guarantor and the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of either the Parent Guarantor or the Issuer.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Parent Guarantor, the Issuer and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Parent Guarantor and the Issuer each hereby waives and releases, jointly and severally, to the fullest extent permitted by law, any claims that either the Parent Guarantor or the Issuer may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13. Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Parent Guarantor and the Issuer, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Parent Guarantor, the Issuer, the officers or employees of either the Parent Guarantor or the Issuer, or any person controlling either the Parent Guarantor or the Issuer, as the case may be and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 14. Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Lead Managers:

Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom
Tel: +44 (0) 20 7773 9098
Email: LeadManagedBondNotices@barclayscorp.com
Attn: Debt Syndicate

BNP PARIBAS
16, boulevard des Italiens
75009 Paris, France
Email: dl.syndsupportbonds@uk.bnpparibas.com; christian.stewart@us.bnpparibas.com
Attn: Fixed Income Syndicate

HSBC Continental Europe
38, avenue Kléber
75116 Paris
France
Tel: +33 1 40 70 70 40
Email: transaction.management@hsbcib.com
Attn: DAJ Global Banking

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom
Tel: +44 20 7677 0582
Fax: +44 20 7056 4984
Email:  tmglondon@morganstanley.com
Attn: Head of Transaction Management Group, Global Capital Markets

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Facsimile:	(212) 839-5499
Attention:	Daniel A. O’Shea

If to the Parent Guarantor or the Issuer:

Thermo Fisher Scientific Inc.
168 Third Avenue
Waltham, Massachusetts 02451
Facsimile:	(781) 622-1283
Attention:	Thomas B. Shropshire

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Facsimile:	(617) 526-6000
Attention:	Hal J. Leibowitz

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 18. Trial by Jury.  The Parent Guarantor and the Issuer (on their respective behalves and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 19. Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan  (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Issuer irrevocably appoints Capitol Services, Inc., 1675 S. State St., Suite B, Dover, Delaware 19901 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

Section 20. Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 21. General Provisions.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail for other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Parent Guarantor and the Issuer, their respective affairs and their respective business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Section 22. Agreement Among Managers.  The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Market Association Agreement Among Managers Version 1: Fixed-Price Non Equity-Related Issues – with or without Selling Group /New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below:  For the purposes of the Agreement Among Managers, references to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Managers” and the “Joint Bookrunners” shall be deemed to refer to the Lead Managers, and references to the “Settlement Lead Manager”, “Stabilisation Manager” and “Stabilisation Coordinator” shall be deemed to refer to Morgan Stanley & Co. International plc, and references to the “Subscription Agreement” shall be deemed to refer to this Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Underwriting Agreement, mutatis mutandis. The Underwriters further agree for the purposes of Agreement Among Managers that their respective underwriting commitments as between themselves will be as set out in the table attached to this Agreement as Schedule A which shall constitute the Commitment Notification (as defined in the Agreement Among Managers).

Section 23. Judgment Currency. The Parent Guarantor and the Issuer, jointly and severally, agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars on the business day following receipt of the amount of the judgment currency actually received by the indemnified person. If the U.S. dollar amount so purchased is greater than the judgment or order originally due to the indemnified person in U.S. dollars, the indemnified person shall promptly return the amount of any excess to the Parent Guarantor or the Issuer, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Parent Guarantor and the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 24. Contractual Recognition of Bail-In.

a)          Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, consents to and agrees to be bound by:

(i)          the effect of the exercise of any Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, which exercise (without limitation) may include and result in any of the following, or a combination thereof:

(1)          the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(2)          the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(3)          the cancellation of the BRRD Liability; or

(4)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)          the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this section,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means any party hereto that is subject to Bail-in Powers;

 “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

 “Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Bail-in Powers.

b)          Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any UK Bail-in Liability of a UK Bail-in Party hereto arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(i)          the effect of the exercise of any UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of any UK Bail-in Party to it under this Agreement, which exercise (without limitation) may include and result in any of the following, or a combination thereof:

(1)          the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(2)          the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK Bail-in Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(3)          the cancellation of the UK Bail-in Liability; or

(4)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)          the variation of the terms of this Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of any UK Bail-in Powers by the Relevant UK Resolution Authority.

For the purposes of this section,

“Relevant UK Resolution Authority” means, in relation to any UK Bail-in Party, the resolution authority with the ability to exercise any UK Bail-in Powers;

“UK Bail-in Legislation” means Part I of the United Kingdom Banking Act 2009, as amended, and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Party” means any party hereto that is subject to UK Bail-in Powers; and

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Section 25. Recognition of the U.S. Special Resolution Regimes.  (i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 25 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 26. MiFID II Product Governance; UK MiFIR Product Governance.

a)          Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593, as amended (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i)          HSBC Continental Europe (the “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Prospectus, the Prospectus and any announcements in connection with the Securities; and

(ii)          each Underwriter other than the Manufacturer, the Parent Guarantor and the Issuer note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturer and the related information set out in the Preliminary Prospectus, the Prospectus and any announcements in connection with the Securities.

b)          Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i)          Barclays Bank PLC, BNP PARIBAS and Morgan Stanley & Co. International plc (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Prospectus, the Prospectus and any announcements in connection with the Securities; and

(ii)          each Underwriter other than the UK Manufacturers, the Parent Guarantor and the Issuer note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Preliminary Prospectus, the Prospectus and any announcements in connection with the Securities.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THERMO FISHER SCIENTIFIC (FINANCE I) B.V., as Issuer

By:	/s/ Anthony H. Smith
Name: Anthony H. Smith
Title: Managing Director

THERMO FISHER SCIENTIFIC INC., as Parent Guarantor

By:	/s/ Anthony H. Smith
Name: Anthony H. Smith
Title: Vice President, Tax and Treasury and Treasurer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Barclays Bank PLC

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BNP PARIBAS

By:	/s/ Christian Stewart
Name: Managing Director
Title: Managing Director

By:	/s/ Rafael Ribeiro
Name: Rafael Ribeiro
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

HSBC Continental Europe

By:	/s/ Alexandre Logatchev
Name: Alexandre Logatchev
Title: Mandataire Général/General Proxy

By:	/s/ Nathalie Bitan
Name: Nathalie Bitan
Title: Managing Director
Debt Capital Markets

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Morgan Stanley & Co. International plc

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Deutsche Bank Aktiengesellschaft

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Managing Director

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Goldman Sachs & Co. LLC

By:	/s/ Karim Saleh
Name: Karim Saleh
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

SMBC Bank EU AG

By:	/s/ Simone Wegscheider
Name: Simone Wegscheider
Title: Head of DCM

By:	/s/ Yusuke Daikuhara
Name: Yusuke Daikuhara
Title: Executive Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BofA Securities Europe SA

By:	/s/ Pierre Brette
Name: Pierre Brette
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Citigroup Global Markets Europe AG

By:	/s/ Stefan Saalmuller
Name: Stefan Saalmuller
Title: VP

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

J.P. Morgan SE

By:	/s/ Rishik Arya
Name: Rishik Arya
Title: Executive Director

By:	/s/ Oliver Clarke
Name: Oliver Clarke
Title: Executive Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Mizuho Bank Europe N.V.

By:	/s/ Christoph Paul
Name: Christoph Paul
Title: Head of EU Primary Markets

By:	/s/ Borja Zamorano
Name: Borja Zamorano
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

ING Bank N.V. Belgian Branch

By:	/s/ Kris Devos
Name: Kris Devos
Title: Global Head of Debt Syndicate

By:	/s/ William de Vreede
Name: William de Vreede
Title: Global Head Legal Wholesale Banking

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MUFG Securities (Europe) N.V.

By:	/s/ Kirill Dikijs
Name: Kirill Dikijs
Title: Authorized Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

RBC Europe Limited

By:	/s/ Elaine S. Murray
Name: Elaine S. Murray
Title: Duly Authorised Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Scotiabank (Ireland) Designated Activity Company

By:	/s/ Pauline Donohoe
Name: Pauline Donohoe
Title: MD, Head CM, SIDAC

By:	/s/ Nicola Vavasour
Name: Nicola Vavasour
Title: Chief Executive Officer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.
U.S. Bancorp Investments, Inc.

By:	/s/ William Carney
Name: William Carney
Title: Senior Vice President

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

UBS AG London Branch

By:	/s/ Edward Mulderrig
Name: Edward Mulderrig
Title: Managing Director

By:	/s/ Olivia Singh
Name: Olivia Singh
Title: Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Wells Fargo Securities Europe, S.A.

By:	/s/ Sarah Gibson
Name: Sarah Gibson
Title: Executive Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Loop Capital Markets LLC

By:	/s/ Omar F. Zaman
Name: Omar F. Zaman
Title: Head of FICM

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BNY Mellon Capital Markets, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

KeyBanc Capital Markets Inc.

By:	/s/ Eric Peiffer
Name: Eric Peiffer
Title: Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Nordea Bank Abp

By:	/s/ Linda Johansson
Name: Linda Johansson
Title: Associate Director

By:	/s/ Peter Brink Jensen
Name: Peter Brink Jensen
Title: Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Academy Securities, Inc.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

AmeriVet Securities, Inc.

By:	/s/ Florian Jaze
Name: Florian Jaze
Title: Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Blaylock Van, LLC

By:	/s/ Eric Standifer
Name: Eric Standifer
Title: CEO

Signature Page to Underwriting Agreement

SCHEDULE A

	Floating Rate Notes	2035 Notes
Barclays Bank PLC	€115,800,000	€127,380,000
BNP PARIBAS	115,800,000	127,380,000
HSBC Continental Europe	115,800,000	127,380,000
Morgan Stanley & Co. International plc	115,800,000	127,380,000
Deutsche Bank Aktiengesellschaft	26,055,000	28,661,000
Goldman Sachs & Co. LLC	26,055,000	28,661,000
SMBC Bank EU AG	26,055,000	28,661,000
BofA Securities Europe SA	45,838,000	50,421,000
Citigroup Global Markets Europe AG	45,838,000	50,421,000
J.P. Morgan SE	45,837,000	50,421,000
Mizuho Bank Europe N.V.	45,837,000	50,421,000
ING Bank N.V. Belgian Branch	26,055,000	28,661,000
MUFG Securities (Europe) N.V.	26,055,000	28,661,000
RBC Europe Limited	26,055,000	28,661,000
Scotiabank (Ireland) Designated Activity Company	26,055,000	28,661,000
U.S. Bancorp Investments, Inc.	26,055,000	28,661,000
UBS AG London Branch	26,055,000	28,661,000
Wells Fargo Securities Europe, S.A.	26,055,000	28,661,000
Loop Capital Markets LLC	19,475,000	21,423,000
BNY Mellon Capital Markets, LLC	14,475,000	15,921,000
KeyBanc Capital Markets Inc.	14,475,000	15,921,000
Nordea Bank Abp	14,475,000	15,921,000
Academy Securities, Inc.	10,000,000	11,000,000
AmeriVet Securities, Inc.	10,000,000	11,000,000
Blaylock Van, LLC	10,000,000	11,000,000
Total	€1,000,000,000	€1,100,000,000

Schedule A

ANNEX I

Issuer Free Writing Prospectuses

(a)	Disclosure Package

Final Term Sheet, dated November 24, 2025

(b)	Other

None.

Annex-I

ANNEX II

Additional Written Communication

None.

Annex-II

EXHIBIT A-1

Form of Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

EXHIBIT A-2

Form of Opinion of the Parent Guarantor’s General Counsel

EXHIBIT A-3

Form of Opinion of Linklaters LLP

EXHIBIT B

Final Term Sheet

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-285159

Thermo Fisher Scientific (Finance I) B.V.
€1,000,000,000 Floating Rate Senior Notes due 2027 (“Floating Rate Notes”)
€1,100,000,000 3.628% Senior Notes due 2035 (“2035 Notes”)

November 24, 2025

Pricing Term Sheet
Issuer:	Thermo Fisher Scientific (Finance I) B.V.
Guarantor:	Thermo Fisher Scientific Inc.
Legal Format:	SEC Registered
Securities:	Floating Rate Senior Notes due 2027 3.628% Senior Notes due 2035
Aggregate Principal Amount:	Floating Rate Notes: €1,000,000,000 2035 Notes: €1,100,000,000
Stated Maturity Date:	Floating Rate Notes: December 1, 2027 2035 Notes: December 1, 2035
Issue Price:	Floating Rate Notes: 100.000% of the principal amount 2035 Notes: 100.000% of the principal amount
Coupon (Interest Rate):	Floating Rate Notes: 3-month EURIBOR plus 0.280% per annum, paid quarterly in arrears; provided that the minimum interest rate will be zero. 2035 Notes: 3.628% per annum, paid annually in arrears
Mid-Swaps Yield:	2035 Notes: 2.748%
Spread to Mid-Swap:	2035 Notes: +88 basis points
Yield to Maturity:	2035 Notes: 3.628%
Benchmark Bund:	2035 Notes: DBR 2.600% due August 2035
Benchmark Bund Price / Yield:	2035 Notes: €99.14 / 2.700%
Spread to Benchmark Bund:	2035 Notes: +92.8 basis points
Interest Payment Dates:	Floating Rate Notes: March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2026 2035 Notes: December 1 of each year, commencing on December 1, 2026
Day Count Convention:	Floating Rate Notes: Actual/360 2035 Notes: Actual/Actual (ICMA)

Business Days:	New York, London, T2
Payment Business Day Convention:	Floating Rate Notes: Modified following, unadjusted 2035 Notes: Following, unadjusted
Make-Whole Call:	2035 Notes: +15 basis points (prior to September 1, 2035)
Par Call:	2035 Notes: On or after September 1, 2035
Trade Date:	November 24, 2025
Settlement Date:	December 1, 2025
Currency of Payment:
All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euro.  If the euro is unavailable to the issuer or, in the case of the guarantees, the guarantor, due to the imposition of exchange controls or other circumstances beyond the issuer’s or the guarantor’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the issuer, or, in the case of the guarantees, the guarantor or so used.

Payment of Additional Amounts:
Subject to certain exceptions and limitations, the issuer and the guarantor may be required to pay as additional interest to certain holders of notes such amounts as may be necessary so that every net payment on such holders’ notes after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon, or as a result of, such payment by the Netherlands or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such holders’ notes to be then due and payable.

Redemption for Tax Reasons:
The issuer may redeem all, but not less than all, of a series of notes in the event of certain changes in the tax law of the Netherlands or the United States (or any political subdivision or taxing authority thereof or therein) if, in the written opinion of independent counsel chosen by the issuer or the guarantor, there is a material probability that the issuer or the guarantor will become obligated to pay additional interest on such series of notes as described above under “Payment of Additional Amounts.” The redemption would be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, together with accrued and unpaid interest to, but not including, the date fixed for redemption.

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Purchase of Notes Upon a Change of Control Triggering Event:
Upon the occurrence of a Change of Control Triggering Event (as defined in the prospectus supplement related to the notes), with respect to either series of notes, the issuer may, in certain circumstances, be required to make an offer to purchase such series of notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Denominations:	€100,000 x €1,000
ISIN / Common Code:	Floating Rate Notes: XS3241801847 / 324180184 2035 Notes: XS3241802811 / 324180281
Expected Listing:
The issuer intends to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. Upon such listing, the issuer will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding.

Trustee:	The Bank of New York Mellon Trust Company, N.A.
Paying Agent:	The Bank of New York Mellon, London Branch
Joint Book-Running Managers:	Barclays Bank PLC BNP PARIBAS HSBC Continental Europe Morgan Stanley & Co. International plc Deutsche Bank Aktiengesellschaft Goldman Sachs & Co. LLC SMBC Bank EU AG
Co-Managers:
Academy Securities, Inc.
AmeriVet Securities, Inc.
Blaylock Van, LLC
BNY Mellon Capital Markets, LLC
BofA Securities Europe SA
Citigroup Global Markets Europe AG
ING Bank N.V. Belgian Branch
J.P. Morgan SE
KeyBanc Capital Markets Inc.
Loop Capital Markets LLC
Mizuho Bank Europe N.V.
MUFG Securities (Europe) N.V.
Nordea Bank Abp
RBC Europe Limited
Scotiabank (Ireland) Designated Activity Company
U.S. Bancorp Investments, Inc.
UBS AG London Branch
Wells Fargo Securities Europe, S.A.

We expect to deliver the notes against payment for the notes on or about December 1, 2025, which is the fifth London business day and fourth New York business day following the date of the pricing of the notes. Under Regulation (EU) No 909/2014, as amended, trades in the secondary market generally are required to settle in two business days in the place of settlement unless the parties to a trade expressly agree otherwise. Also, under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one New York business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes before the first or second business day, as applicable, prior to December 1, 2025 will be required to specify alternative settlement arrangements to prevent a failed settlement.
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The guarantor has filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) (including a prospectus), filed by the issuer and the guarantor, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement related to the offering and the other documents the guarantor has filed with the SEC for more complete information about the guarantor, the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the joint book-running managers can arrange to send you the prospectus and prospectus supplement related to the offering if you request it by calling Barclays Bank PLC at 1-888-603-5847, BNP PARIBAS at 1-800-854-5674, HSBC Continental Europe at 1-866-811-8049 or Morgan Stanley & Co. International plc at 1-866-718-1649.
This pricing term sheet is not a prospectus for the purposes of (i) Regulation (EU) 2017/1129, as amended or (ii) Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom.

MiFID II and UK MiFIR – professionals/ECPs-only / No PRIIPs KID or UK PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail investors in the EEA or the United Kingdom.

The communication of this pricing term sheet, the prospectus supplement, the accompanying prospectus, any other related free writing prospectus and any other document or materials relating to the issue of each series of the notes described herein is not being made, and this pricing term sheet, the prospectus supplement, the accompanying prospectus, any other related free writing prospectus such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this pricing term sheet, the prospectus supplement, the accompanying prospectus, any other related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This pricing term sheet, the prospectus supplement, the accompanying prospectus, any other related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This pricing term sheet, the prospectus supplement, the accompanying prospectus, any other related free writing prospectus and any such other document and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this pricing term sheet, the prospectus supplement, the accompanying prospectus, any other related free writing prospectus and any such other document and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing term sheet, the prospectus supplement, the accompanying prospectus or any other related free writing prospectus relating to the issue of each series of the notes described herein or any of their contents.
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